                                                                     Exhibit 4.2

                               RAY DREAM, INC.
                             1992 STOCK OPTION PLAN


               Amended by the Board of Directors on May 25, 1994
                Approved by the Shareholders on October 5, 1995
               Amended by the Board of Directors on May 23, 1995


     1. PURPOSE. The Ray Dream, Inc. 1992 Stock Option Plan (the "Plan") is established to attract, retain and reward persons providing services to Ray Dream, Inc. and any successor corporation thereto (collectively referred to as the "Company"), and any present or future parent and/or subsidiary corporations of such corporation (all of whom along with the Company being individually referred to as a "Participating Company" and collectively referred to as the "Participating Company Group"), and to motivate such persons to contribute to the growth and profits of the Participating Company Group in the future. For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

     2. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board") and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. All questions of interpretation of the Plan or of any options granted under the Plan (an "Option") shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Option. Options may be either incentive stock options as defined in section 422 of the Code ("Incentive Stock Options") or nonqualified stock options. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

     3. ELIGIBILITY. Options may be granted only to employees (including officers) and directors of the Participating Company Group or to individuals who are rendering services as consultants, advisors, or other independent contractors to the Participating Company Group. The Board shall, in its sole discretion, determine which persons shall be granted Options (an "Optionee"). A director of the Company may only be granted a nonqualified stock option unless the director is also an employee of the Company. An individual who is rendering services as a consultant, advisor, or other independent contractor may only be granted a nonqualified stock option. Eligible persons may be granted more than one (1) Option.

     4. SHARES SUBJECT TO OPTION. Options shall be for the purchase of shares of the authorized but unissued common stock of the Company (the "Stock"), subject to adjustment as provided in paragraph 9 below. The maximum number of shares of Stock which may be issued under the Plan shall be Five Hundred Six Thousand Two Hundred Eighty (506,280) shares. In the event that any outstanding Option for any reason expires or is terminated or canceled and/or shares of Stock subject to repurchase are repurchased by the Company, the shares allocable to the unexercised portion of such Option, or such repurchased shares, may again be subject to an Option grant.

     5. TIME FOR GRANTING OPTIONS. All Options shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the shareholders of the Company.

     6. TERMS, CONDITIONS AND FORM OF OPTIONS. Subject to the provisions of the Plan, the Board shall determine for each Option (which need not be identical) the number of shares of Stock for which the Option shall be granted, the option exercise price of the Option, the timing and terms of exercisability and vesting of the Option, whether the Option is to be treated as an Incentive Stock Option or as a nonqualified stock option and all other terms and conditions of the Option not inconsistent with the Plan. Options granted pursuant to the Plan shall be evidenced by written agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish, which agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          (a) OPTION EXERCISE PRICE. The option exercise price for each Option shall be established in the sole discretion of the Board; provided, however, that (i) the option exercise price per share for an Incentive Stock Option shall be not less than the fair market value, as determined by the Board, of a share of Stock on the date of the granting of the Option, (ii) the option exercise price per share for a nonqualified stock option shall not be less than eighty-five percent (85 %) of the fair market value, as determined by the Board, of a share of Stock on the date of the granting of the Option and (iii) no Option granted to an Optionee who at the time the Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of section 422(b)(6) of the Code and/or ten percent (10%) of the total combined value of all classes of stock of a Participating Company (a "Ten Percent Owner Optionee") shall have an option exercise price per share less than one hundred ten percent (110%) of the fair market value, as determined by the Board, of a share of Stock on the date of the granting of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a nonqualified stock option) may be granted with an option exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying with the provisions of section 424(a) of the Code.

          (b) EXERCISE PERIOD OF OPTIONS. The Board shall have the power to set the time or times within which each Option shall be exercisable or the event or events upon the occurrence of which all or a portion of each Option shall be exercisable and the term of each Option; provided, however, that (i) no Option shall be exercisable after the expiration of ten (10) years after the date such Option is granted and (ii) no Option granted to a Ten Percent Owner

Optionee shall be exercisable after the expiration of five (5) years after the date such Option is granted.

          (c) PAYMENT OF OPTION EXERCISE PRICE. Payment of the option exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of shares of the Company's stock owned by the Optionee having a value, as determined by the Board (but without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company), not less than the option exercise price, (iii) by the Optionee's recourse promissory note, (iv) by the assignment of the proceeds of a sale of some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System), or (v) by any combination thereof. The Board may at any time or from time to time, by adoption of or by amendment to the form of Standard Option Agreement described in paragraph 7 below, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the option exercise price and/or which otherwise restrict one (1) or more forms of consideration. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company of shares of the Company's stock to the extent such tender of stock would constitute a violation of the provisions of any law, regulation and/or agreement restricting the redemption of the Company's stock. Furthermore, no promissory note shall be permitted if an exercise using a promissory note would be a violation of any law. Any permitted promissory note shall be due and payable not more than five (5) years after the Option is exercised, and interest shall be payable at least annually and be at least equal to the minimum interest rate necessary to avoid imputed interest pursuant to all applicable sections of the Code. The Board shall have the authority to permit or require the Optionee to secure any promissory note used to exercise an Option with the shares of Stock acquired on exercise of the Option and/or with other collateral acceptable to the Company.

             (i) Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company of shares of the Company's stock unless such shares of the Company's stock either have been owned by the Optionee for more than six (6) months or were not acquired, timely or indirectly, from the Company.

             (ii) Unless otherwise provided by the Board, in the event the Company at any time becomes subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company's securities, any promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

             (iii) The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve and/or terminate any program and/or procedures for the exercise of Options by means of an assignment of the proceeds of a sale of some or all of the shares of Stock to be acquired upon such exercise.

     7. STANDARD FORM OF STOCK OPTION AGREEMENT. Unless otherwise provided for by the Board at the time an Option is granted or as otherwise provided for by this paragraph 7, all Options shall comply with and be subject to the terms and conditions set forth in the stock option agreement attached hereto as Exhibit A and incorporated herein by reference (the "Standard Option Agreement").

          (a) MODIFICATIONS FOR NONQUALIFIED STOCK OPTIONS. In the event the Option is designated as a nonqualified stock option, the Standard Option Agreement for such Option shall be the Standard Option Agreement as modified as set forth below unless otherwise specified by the Board:

             (i) The title and paragraph 2 of the Standard Option Agreement shall reflect the Option's status as a nonqualified stock option.

             (ii) Paragraph 2 of the Standard Option Agreement shall be modified to delete therefrom the third sentence referring to whether the entire option qualifies on an Incentive Stock Option.

             (iii) A new paragraph 7(f) shall be added to the Standard Option Agreement providing that, in the event an Optionee is a director or consultant or advisor but not an employee of a Participating Company at the time the Option is granted, termination of the Optionee's status as a director or consultant or advisor of the Participating Company shall be deemed to be termination of the Optionee's employment for purposes of the Standard Option Agreement.

             (iv) Paragraph 14 of the Standard Option Agreement providing, among other things, that the Optionee give the Company notice of sales upon disqualifying dispositions of Incentive Stock Options shall be deleted and shall not apply to the Option.

             (v) Paragraph 16(d) of the Standard Option Agreement regarding the stock certificate legend applicable to Incentive Stock Options shall be deleted and shall not apply to the Option.

             (vi) Paragraph 19 of the Standard Option Agreement shall be modified to delete the provision that amendments to the Standard Option Agreement may be made without the Optionee's consent if such amendments are required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option.

             (vii) The remaining paragraphs of such modified Standard Option Agreement for nonqualified stock options shall be renumbered accordingly.

          (b) STANDARD TERM FOR OPTIONS. Unless otherwise provided for by the Board in the grant of an Option, any Option granted hereunder shall be exercisable for a term of ten (10) years.

     8. AUTHORITY TO VARY TERMS. The Board shall have the authority from time to time to vary the terms of the Standard Option Agreement described in paragraph 7 above either in connection with the grant of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of such revised or amended standard form or forms of stock option agreement shall be in accordance with the terms of the Plan. Such authority shall include, but not by way of limitation, the authority to grant Options which are immediately exercisable subject to the Company's right to repurchase any shares of Stock acquired by an Optionee on exercise of an Option in the event such Optionee's employment with the Participating Company Group is terminated for any reason, with or without cause.

     9. EFFECT OF CHANGE IN STOCK SUBJECT TO PLAN. Appropriate adjustments shall be made in the number and class of shares of Stock subject to the Plan and to any outstanding Options and in the option exercise price of any outstanding Options in the event of a stock dividend, stock split, reverse stock split, combination, reclassification, or like change in the capital structure of the Company.

     10. TRANSFER OF CONTROL. A "Transfer of Control" shall be deemed to have occurred in the event any of the following occurs with respect to the Company:

          (a) the direct or indirect sale or exchange by the shareholders of the Company of all or substantially all of the stock of the Company where the shareholders of the Company before such sale or exchange do not retain, timely or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such sale or exchange;

          (b) a merger or consolidation in which the Company is not the surviving corporation;

          (c) a merger or consolidation in which the Company is the surviving corporation where the shareholders of the Company before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such merger or consolidation;

          (d) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange, or transfer to one (1) or more subsidiary corporations (as defined in paragraph 1 above) of the Company); or

          (e) A liquidation or dissolution of the Company.

     In the event of a Transfer of Control, the Board, in its sole discretion, may arrange with the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), for the Acquiring Corporation to either assume the Company's rights and obligations under outstanding Options or substitute options for the Acquiring Corporation's stock for such outstanding Options. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control.

     11. PROVISION OF INFORMATION. Each Optionee and purchaser of shares of Stock upon the exercise of an Option shall receive, at least annually, copies of the Company's balance sheet and income statement, or substantially equivalent financial information for the just completed fiscal year. The Company shall not be required to deliver such information to persons whose duties in connection with the Company assure their access to equivalent information.

     12. OPTIONS NON-TRANSFERABLE. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.

     13. TRANSFER OF COMPANY'S RIGHTS. In the event any Participating Company assigns, other than by operation of law, to a third person, other than another Participating Company, any of the Participating Company's rights to repurchase any shares of Stock acquired on the exercise of an Option, the assignee shall pay to the assigning Participating Company the value of such right as determined by the Company in the Company's sole discretion. Such consideration shall be paid in cash. In the event such repurchase right is exercisable at the time of such assignment, the value of such right shall be not less than the fair market value of the shares of Stock which may be repurchased under such right (as determined by the Company) minus the 'repurchase price of such shares. The requirements of this paragraph 13 regarding the minimum consideration to be received by the assigning Participating Company shall not inure to the benefit of the Optionee whose shares of Stock are being repurchased. Failure of a Participating Company to comply with the provisions of this paragraph 13 shall not constitute a defense or otherwise prevent the exercise of the repurchase right by the assignee of such right.

     14. TERMINATION OR AMENDMENT OF PLAN. The Board, including any duly appointed committee of the Board, may terminate or amend the Plan at any time; provided, however, that without the approval of the Company's shareholders, there shall be (a) no increase in the total number of shares of Stock covered by the Plan (except by operation of the provisions of paragraph 9 above), (b) no change in the class of persons eligible to receive Incentive Stock Options and
(c) no expansion in the class of persons eligible to receive nonqualified stock options. In any event, no amendment may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Optionee, unless such amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option.

     IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing Ray Dream, Inc. 1992 Stock Option Plan was duly adopted by the Board of Directors of the Company on the 19th day of March, 1992; amended by the Board of Directors on May 25, 1994; and amended by the Board of Directors on May 23, 1995.


                                    /s/ John Stockholm
                                    --------------------------
                                    John Stockholm

                                                            Date:_______________

                           NONQUALIFIED STOCK OPTION
                                 EXERCISE FORM


Ray Dream, Inc.
1804 N. Shoreline Boulevard
Mountain View, CA  94043
Attention:  Chief Financial Officer

Gentlemen:

     The undersigned optionee (the "Optionee ") was granted a nonqualified stock option (the "Option") to purchase shares of the common stock of Ray Dream, Inc. (the "Company") pursuant to the Company's 1992 Stock Option Plan (the "Plan") and pursuant to the Nonqualified Stock Option Agreement dated __________, 199__ (the "Option Agreement"). The Optionee hereby elects to exercise the Option as to __________ shares of the common stock of the Company (the "Shares").

     Enclosed herewith is full payment for the Shares in the manner set forth in the Option Agreement. The Optionee will make adequate provision for foreign, federal and state tax withholding obligations of the Company, if any, as more fully set forth in the Option Agreement.

     The Optionee represents and warrants that the Optionee is over eighteen
(18) years of age and that the Optionee is purchasing the Shares solely for the Optionee's own account, and not on behalf of any other person or as a nominee, for investment and not with a view to, or for sale in connection with, any distribution of the Shares, other than a sale of the Shares in connection with the Company's initial public offering of common stock.

     The Optionee further represents that the Optionee does not have any present intention of selling, offering to sell, or otherwise disposing of or distributing the Shares or any portion thereof, other than a sale of the Shares in connection with the Company's initial public offering of common stock; and that the entire legal and beneficial interest in the Shares the Optionee is purchasing is being purchased for, and will be held for the account of, the Optionee only and neither in whole nor in part for any other person.

     The Optionee acknowledges and understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and that consequently the Shares must be held indefinitely unless they are subsequently registered under the Securities Act, an exemption from such registration is available, or they are sold in accordance with Rule 144 or Rule
701. The Optionee further acknowledges and understands that the Company is under no obligation to register the Shares and that, in the absence of registration, the Shares may not be transferred. The Optionee understands that the certificate or certificates evidencing the Shares will be imprinted with legends which prohibit the transfer of the Shares unless they are registered or such registration is not required in the opinion of legal counsel satisfactory to the Company.

The Optionee does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to such person or to any third person with respect to any of the Shares, other than an agreement to sell the Shares in connection with the Company's initial public offering of common stock.

     The Optionee is aware that Rule 144, promulgated under the Securities Act, which permits limited public resale of securities acquired in a nonpublic offering, is not currently available with respect to the Shares and, in any event, is available only if certain conditions are satisfied. The Optionee understands that any sale of the Shares that might be made in reliance upon Rule 144 may only be made in limited amounts in accordance with the terms and conditions of such rule and that a copy of Rule 144 will be delivered to the Optionee upon request.

The Optionee agrees that the Shares are being acquired by the Optionee in accordance with and subject to the terms, provisions and conditions of the Option Agreement, including the Right of First Refusal set forth therein, to all of which the Optionee hereby expressly assents. These agreements shall inure to the benefit of and be binding upon the Optionee's heirs, executors, administrators, successors and assigns. The Optionee agrees, if so requested, to deposit the certificate or certificates evidencing the Shares, along with a blank stock assignment separate from certificate executed by the Optionee, with an escrow agent designated by the Company, to be held by such escrow agent pursuant to the Company's standard Joint Escrow Instructions.

The Optionee agrees that the Optionee will promptly notify the Chief Financial Officer of the Company if the Optionee transfers any of the Shares acquired pursuant to the Option within one (1) year from the date the Optionee exercises all or part of the Option or within two (2) years of the date of grant of the Option.

The Optionee's address of record is:

_______________________________________

_______________________________________

and the Optionee's Social Security Number is: ______________________________


                              Very truly yours,


                              ______________________________________________

                              Print Name: __________________________________

Receipt of the above is
hereby acknowledged.

RAY DREAM, INC.

By:__________________________________

Title:_______________________________

Dated:_______________________________

                                                          Date:_______________

                           INCENTIVE STOCK OPTION
                                EXERCISE FORM


Ray Dream, Inc.
1804 N. Shoreline Boulevard
Mountain View, CA  94043
Attention:  Chief Financial Officer

Gentlemen:

     The undersigned optionee (the "Optionee ,) was granted an incentive stock option (the "Option") to purchase shares of the common stock of Ray Dream, Inc. (the "Company") pursuant to the Company' s 1992 Stock Option Plan (the "Plan") and pursuant to the Incentive Stock Option Agreement dated __________, 199__ (the "Option Agreement"). The Optionee hereby elects to exercise the Option as to __________ shares of the common stock of the Company (the "Shares").

     Enclosed herewith is full payment for the Shares in the manner set forth in the Option Agreement. The Optionee will make adequate provision for foreign, federal and state tax withholding obligations of the Company, if any, as more fully set forth in the Option Agreement.

     The Optionee represents and warrants that the Optionee is over eighteen
(18) years of age and that the Optionee is purchasing the Shares solely for the Optionee's own account, and not on behalf of any other person or as a nominee, for investment and not with a view to, or for sale in connection with, any distribution of the Shares, other than a sale of the Shares in connection with the Company's initial public offering of common stock.

     The Optionee further represents that the Optionee does not have any present intention of selling, offering to sell, or otherwise disposing of or distributing the Shares or any portion thereof, other than a sale of the Shares in connection with the Company's initial public offering of common stock; and that the entire legal and beneficial interest in the Shares the Optionee is purchasing is being purchased for, and will be held for the account of, the Optionee only and neither in whole nor in part for any other person.

     The Optionee acknowledges and understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and that consequently the Shares must be held indefinitely unless they are subsequently registered under the Securities Act, an exemption from such registration is available, or they are sold in accordance with Rule 144 or Rule
701. The Optionee further acknowledges and understands that the Company is under no obligation to register the Shares and that, in the absence of registration, the Shares may not be transferred. The Optionee understands that the certificate or certificates evidencing the Shares will be imprinted with legends which prohibit the transfer of the Shares unless they are registered or such registration is not required in the opinion of legal counsel satisfactory to the Company.

The Optionee does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to such person or to any third person with respect to any of the Shares, other than an agreement to sell the Shares in connection with the Company's initial public offering of common stock.

     The Optionee is aware that Rule 144, promulgated under the Securities Act, which permits limited public resale of securities acquired in a nonpublic offering, is not currently available with respect to the Shares and, in any event, is available only if certain conditions are satisfied. The Optionee understands that any sale of the Shares that might be made in reliance upon Rule 144 may only be made in limited amounts in accordance with the terms and conditions of such rule and that a copy of Rule 144 will be delivered to the Optionee upon request.

     The Optionee agrees that the Shares are being acquired by the Optionee in accordance with and subject to the terms, provisions and conditions of the Option Agreement, including the Right of First Refusal set forth therein, to all of which the Optionee hereby expressly assents. These agreements shall inure to the benefit of and be binding upon the Optionee's heirs, executors, administrators, successors and assigns. The Optionee agrees, if so requested, to deposit the certificate or certificates evidencing the Shares, along with a blank stock assignment separate from certificate executed by the Optionee, with an escrow agent designated by the Company, to be held by such escrow agent pursuant to the Company's standard Joint Escrow Instructions.

     The Optionee agrees that the Optionee will promptly notify the Chief Financial Officer of the Company if the Optionee transfers any of the Shares acquired pursuant to the Option within one (1) year from the date the Optionee exercises all or part of the Option or within two (2) years of the date of grant of the Option.

The Optionee's address of record is:

_____________________________________

_____________________________________

and the Optionee's Social Security Number is:____________________________


                              Very truly yours,


                              ___________________________________________

                              Print Name:________________________________

Receipt of the above is
hereby acknowledged.

RAY DREAM, INC.

By:_____________________________

Title:__________________________

Dated:__________________________